Exhibit 99.1

November 15, 2021	OTCQB:MRZM

MARIZYME IS PLEASED TO ANNOUNCE THE

APPOINTMENT OF DAVID BARTHEL AS CEO

JUPITER, Fla., November 16, 2021 /PRNewswire/ — Marizyme Inc. (“Marizyme” or the “Company”) (OTCQB:MRZM), is pleased to announce the hiring of Mr. David Barthel as the Chief Executive Officer for Marizyme. In his role Mr. Barthel will look to advance the Company’s technology pipeline and stay committed to the commercialization efforts of DuraGraft in Europe and Asia while focusing on the FDA submissions for DuraGraft and MATLOC 1 in the US. In addition, Mr. Barthel will lead the Company through its financing initiatives, strengthening the financial position of the Company in preparation for an anticipated Nasdaq listing in 2022.

Mr. Barthel founded The SmartPill Corp. and led the company as CEO & President until its acquisition by medical device giant, Medtronic (Nasdaq:MDT). Mr. Barthel successfully took The SmartPill company, developing an innovative ingestible sensor-based capsule for diagnosing GI motility disorders, from its initial patent, through the entire product development process, raising more than $70 million in multiple funding rounds. Mr. Barthel led his team through multiple clinical trials, manufacturing, FDA approval, commercialization and successful insurance reimbursement. After the acquisition by Medtronic, Mr. Barthel joined the company as Area Vice President, GIH Southeast Division.

Most recently, Mr. Barthel was CEO of Health Logic Interactive Inc. (“Health Logic”) and its wholly owned Subsidiary, My Health Logic Inc. (“My Health Logic”), a company focused on developing an innovative point-of-care lab-on-chip digital diagnostic device technologies for chronic kidney disease. In less than a year, Mr. Barthel led the Company from an initial patent pending technology with proof-of-concept data to building an IP portfolio and further advancing our lab-on-chip technology platform. The Company also began development on its point-of-care device, MATLOC 1, which is expected to have a functional prototype ready for its clinical trials to take place in Q3 2022. Mr. Barthel was responsible for implementing product and software development partners, the preparation of an FDA pre-submission, leading discussions with several potential strategic partners, integrating a strong clinical and business team-based culture, and a diverse Scientific Advisory Board. He has also developed the business plan around the utilization of multiple partners for commercialization with the potential for multiple revenue streams that will ensure eventual success of the device. My Health Logic Inc., subsidiary of Health Logic which holds the MATLOC device technology and all accompanying agreements, is currently in the process of being acquired by Marizyme.

Mr. Barthel earned a Bachelor of Arts Degree from St. Norbert College in De Pere, Wi and an MBA from Lake Forest Graduate School of Management in Lake Forest, II.

Dr. Dhaduk, (Chairman) of the Board of Directors, stated the following: “We are very excited about acquiring My Health Logic and David Barthel becoming our CEO. My Health Logic developed the MATLOC technology, an innovative technology that has strong potential to improve the lives of millions of patients with chronic kidney disease. Bringing on the very dedicated and effective management group led by David Barthel will add strength to Marizyme’s current team.

This is a very strategic step for Marizyme to diversify and improve Marizyme’s current product portfolio by adding more innovative, platform technologies and a strong management team. We are looking forward to bringing these new technologies to the market to serve a unique and unmet need in the chronic kidney and cardiac disease population.”

About Marizyme, Inc.

Marizyme is an integrated life sciences company dedicated to the acquisition, development and commercialization of therapies that minimize mortality and costs in the acute care space. The Company’s flagship product, DuraGraft®, is an intra-operative vascular graft storage solution that inhibits endothelial damage and leads to improved clinical outcomes by reducing the incidence of complications associated with vein graft failure in bypass surgery. DuraGraft enhances coronary artery bypass grafting (CABG) surgical outcomes by significantly reducing major adverse cardiac events such as repeat revascularization and myocardial infarction. DuraGraft is approved for use in the EU and several Asian countries but is not yet approved for use in the U.S. Marizyme is also focused on the development and marketing of products based on its clinically tested and previously patented protease based therapeutic Krillase® platform. Krillase is not approved for use in the U.S. For more information about Marizyme, visit www.marizyme.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including those relating to the Marizyme’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. The Company has made every reasonable effort to ensure the information and assumptions on which these statements are based are current, reasonable, and complete. However, a variety of factors, many of which are beyond the Company’s control, affect the Company’s operations, performance, business strategy and results and there can be no assurances that the Company’s actual results will not differ materially from those indicated herein. Additional written and oral forward-looking statements may be made by the Company from time to time. Forward-looking statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, including those risks set forth in the Company’s risk factor disclosure in the reports that Marizyme files with the Securities and Exchange Commission (SEC File No. 000-53223), uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.